UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2018

FREQUENCY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Charles Lindbergh Blvd., Mitchel Field, New York 11553
(Address of principal executive offices, including zip code)

(516) 794-4500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   □

Item 8.01          Other Events

Effective as of April 27, 2018, Frequency Electronics, Inc. (the “Company”) sold its interests in FEI-Gillam to a European based purchaser for a nominal purchase price and pursuant to the terms set forth in a stock purchase agreement between the parties. As the Company previously disclosed, in December 2016, the Company entered into a share purchase agreement to sell FEI-Gillam to a Chinese-based counterparty.  However, the Chinese-based counterparty did not perform its obligations under that share purchase agreement and, therefore, the Company terminated such agreement effective as of April 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

By:     /s/ Steven Bernstein
Steven Bernstein
Chief Financial Officer

Dated: May 3, 2018